Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S 8 (No. 333-237090 and No. 333-232278) and Form S-3 (No. 333-239654 and No. 333-239652) of our report dated February 26, 2021 relating to the consolidated financial statements of Atreca, Inc. (which report expresses an unqualified opinion), which appears in this Annual Report on Form 10 K.

/s/ OUM & CO. LLP

San Francisco, California

February 26, 2021